UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2010

Cbeyond, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51588	59-3636526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

320 Interstate North Parkway, Suite 300

Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(678) 424-2400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On November 3, 2010, Cbeyond, Inc., (the “Company”) and Cbeyond Communications, LLC (“Cbeyond Communications”), a wholly-owned subsidiary of the Company, entered into and closed an Asset Purchase Agreement (the “Purchase Agreement”) with (i) MaximumASP, LLC, MaximumColo, LLC, Maximum Holdings, LLC, each a Kentucky limited liability company (collectively, “MaximumASP”) and (ii) certain of MaximumASP’s members, each in their individual capacity, pursuant to which Cbeyond Communications purchased substantially all of the assets of MaximumASP (the “Purchased Assets”), which relate to cloud servers and dedicated hosting (the “Business”) and include equipment, customers and vendor contracts, and a data center facility in Louisville, Kentucky. Upon the terms and subject to the conditions of the Purchase Agreement, as consideration for the Purchased Assets, Cbeyond Communications agreed to assume certain liabilities relating to the Purchased Assets and to pay to MaximumASP a total purchase price of $36 million (the “Purchase Price”). Of the Purchase Price, approximately $16.5 million was paid to MaximumASP in cash at closing, approximately $11.7 million was paid in cash to satisfy certain MaximumASP debt and equipment lease obligations, approximately $2.3 million represents current liabilities assumed by Cbeyond Communications and up to $5.4 million is payable by March 31, 2012, subject to the achievement of certain milestones by the Business during 2011.

The Purchase Agreement contains customary representations, warranties and covenants. Subject to certain exceptions and limitations, each party has agreed to indemnify the other for breaches of representations, warranties and covenants and other specified matters. The Purchase Agreement also contains covenants requiring MaximumASP not to solicit certain employees of the Company or to compete with the Company in the Business for a period of two years following the closing of the transaction. In addition, the Company has extended offers of employment to all of MaximumASP’s approximately forty employees.

This summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.02.	Results of Operations and Financial Condition

The following information is furnished under this Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing thereunder or under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On November 3, 2010, the Company issued a press release announcing certain financial and operating results for the quarter ended September 30, 2010. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

On November 3, 2010, the Company issued a press release announcing the acquisition of the Purchased Assets from MaximumASP and the acquisition of all of the outstanding stock of Aretta Communications, a company that offers a cloud server-based private branch exchange (PBX) to small businesses. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated by reference herein.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing thereunder or under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated November 3, 2010, by and among the Company, Cbeyond Communications, LLC, MaximumASP, LLC, MaximumColo, LLC and Maximum Holdings, LLC, and Silas Boyle and Wade Lewis, each in his individual capacity.

99.1	Press Release, dated November 3, 2010, issued by Cbeyond, Inc. (furnished, not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended).

99.2	Press Release, dated November 3, 2010, issued by Cbeyond, Inc. (furnished, not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2010

CBEYOND, INC.

By:	/s/ J. Robert Fugate
Name: Title:	J. Robert Fugate Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated November 3, 2010, by and among the Company, Cbeyond Communications, LLC, MaximumASP, LLC, MaximumColo, LLC and Maximum Holdings, LLC, and Silas Boyle and Wade Lewis, each in his individual capacity.

99.1	Press Release, dated November 3, 2010, issued by Cbeyond, Inc. (furnished, not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended).

99.2	Press Release, dated November 3, 2010, issued by Cbeyond, Inc. (furnished, not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended).